UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013

Portola Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35935	20-0216859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 E. Grand Avenue South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 246-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Certificate of Incorporation

On May 28, 2013, Portola Pharmaceuticals, Inc., a Delaware corporation (the “Company”) filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the Company’s initial public offering of shares of its common stock. The Company’s board of directors and stockholders previously approved the Restated Certificate effective as of and contingent upon the closing of the Company’s initial public offering. A copy of the Restated Certificate is attached herewith as Exhibit 3.1 and is incorporated herein by reference.

Amendment and Restatement of Bylaws

Effective as of May 28, 2013, the Company adopted amended and restated bylaws (the “Restated Bylaws”) in connection with the closing of the Company’s initial public offering of shares of its common stock. The Company’s board of directors and stockholders previously approved the Restated Bylaws effective as of and contingent upon the closing of the Company’s initial public offering. A copy of the Restated Bylaws is attached herewith as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Portola Pharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of Portola Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portola Pharmaceuticals, Inc.

Dated: May 28, 2013

	By:	/s/ Mardi C. Dier
Mardi C. Dier
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Portola Pharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of Portola Pharmaceuticals, Inc.